Consent and Agreement
Reference is hereby made to that certain Employment Agreement between the undersigned (“Executive”) and PBF Investments LLC (“Company”) dated as of September 4, 2014 (the “Employment Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.
WHEREAS, due to personal reasons, Executive has requested to transition from his current role as a member of the Company’s Executive Committee to a lesser senior management role (the “Executive’s Requested Transition”);
WHEREAS, the Employment Agreement contains a number of provisions that must be waived by Executive in order to effect the Executive’s Requested Transition to avoid triggering a breach or default by the Company under the terms, including but not limited to, the provisions of the definition of “Good Reason;” and
WHEREAS, among other things, Executive is agreeing to consent to the actions described below that are being taken by the Company in order to effect Executive’s Requested Transition.
NOW, THEREFORE, IT IS UNDERSTOOD AND AGREED that, effective as of the close of business on December 31, 2025 (the “Effective Date”), in order to effect Executive’s Requested Transition,
1.Notwithstanding the provisions of Section 2 of the Employment Agreement, Executive consents and agrees that as of the Effective Date he will serve the Company as Senior Vice President, Macro Strategies. Executive consents and agrees that he will be removed from all of his other current positions with the Company and its affiliates.
2.Executive consents and agrees that his Base Salary will be $500,000.
3.Notwithstanding the provisions of Section 4 of the Employment Agreement, Executive consents and agrees that, beginning with fiscal year 2026, he shall not be eligible to earn an Annual Bonus on the same basis as those awards are generally made available to other senior executives of the Company and instead shall be entitled to (a) a maximum bonus of 175% under the Company's Cash Incentive Plan and (b) additional cash bonuses as recommended by the Company's Chief Executive Officer based upon his performance in his new role.
4.Notwithstanding the provisions of Section 5 of the Employment Agreement, Executive consents and agrees that he shall not be entitled to Equity Awards on the same basis as those awards are generally made available to other senior executives of the Company. Any such grants shall be made at the discretion of the Compensation Committee or the Board of Directors.
5.Notwithstanding the provisions of Section 6 of the Employment Agreement, Executive consents and agrees that he shall not be entitled to any newly provided and/or enhanced Employee Benefits as such benefits are generally made available to other senior executives of the Company.
6.Executive consents and agrees that the Executive’s Requested Transition and the Company’s grant thereof do not constitute Good Reason (as defined in the Employment Agreement) and that Executive shall not assert that he has grounds to terminate his employment for Good Reason as a result of any action taken pursuant to this consent and agreement or otherwise in connection with the Executive’s Requested Transition.
7.This consent and agreement constitutes an amendment of the Employment Agreement. Except as explicitly provided herein, the Employment Agreement remains in full force and effect in accordance with its terms. In the event of any conflict between the provisions of this consent and agreement and those of the Employment Agreement, the provisions of this consent and agreement shall prevail.
8.This consent and agreement and the Employment Agreement (as amended hereby) collectively constitute and contain the entire agreement and understanding of Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, correspondence, e-mails, text messages, understandings, agreement and contracts, whether written or oral, among the Parties respecting the subject matter hereof and thereof, and cannot be altered except in a writing signed by Executive and the Company.
9.This consent and agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures (including AdobeSign and similar applications) shall be treated as original signatures for all purposes.
ACKNOWLEDGED AND AGREED:
EXECUTIVE
/s/ Thomas O'Connor                             12/31/2025
Name: Thomas O’Connor Date

COMPANY

/s/ Matthew Lucey                              12/31/2025
Name: Matthew Lucey Date
Title: President & Chief Executive Officer